Patrick Industries, Inc. Completes Acquisition of Sea-Dog Corporation and Sea-Lect Plastics ELKHART, IN – March 15, 2021 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Everett, Washington-based Sea- Dog Corporation, a leading distributor of a comprehensive suite of marine and powersports hardware and accessories to distributors, wholesalers, retailers, on-line providers and manufacturers, and its sister company, Sea-Lect Plastics, which provides plastic injection molding, design, product development and expert tooling to companies and government entities (collectively, “Sea-Dog”). Sea-Dog’s combined full-year 2020 revenues were approximately $20 million and the Company expects the acquisition to be immediately accretive to net income per share. “Sea-Dog is a highly respected and established brand primarily in the marine aftermarket known for its quality, innovation, new product development, marketing, and strong customer relationships,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “This acquisition adds to our aftermarket platform and provides us with additional resources and channels to further expand our marine products and accessories offerings to the markets we serve across the U.S. and internationally. We are excited to partner with Brad and Mark Nysether and the entire Sea-Dog team. Sea-Dog’s global distribution network and strong brand recognition afford us the opportunity to leverage Patrick’s existing product portfolio and drive synergies as we continue to expand our presence in the leisure lifestyle markets. Consistent with previous acquisitions, we will support Sea-Dog with a financial and operational foundation that will allow it to continue to capitalize on its core competencies while preserving the entrepreneurial spirit and brand that have been so important to its success.” Brad Nysether, President of Sea-Dog, said, “My brother Mark and I are pleased to join the Patrick family and continue the legacy of Sea-Dog after nearly a century as family-owned businesses. We look forward to partnering with Patrick and its independent brand strategy to further broaden our geographic reach and expand our product offerings. Patrick’s strategic resources and marine industry presence, capabilities and vision align with our values and goal of providing the highest quality innovative solutions to our customers.” The acquisition of Sea-Dog includes the acquisition of working capital and other assets and was funded under the Company’s credit facility. Patrick will continue to operate Sea-Dog on a stand-alone basis under its brand names in its existing facilities.

2 About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, various marine aftermarket products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com / 574.294.7511